EXHIBIT 10.3.2

PATENT AND TRADEMARK SECURITY AGREEMENT

BY AMERIGON INCORPORATED IN FAVOR OF

COMERICA BANK DATED AS OF MAY 20, 2005

PATENT AND TRADEMARK SECURITY AGREEMENT

PATENT AND TRADEMARK SECURITY AGREEMENT, dated as of May 20, 2005, made by AMERIGON INCORPORATED, a Michigan corporation, successor by reason of merger with Amerigon Incorporated, a California corporation (the “Grantor”) in favor of COMERICA BANK, a Michigan banking corporation (the “Bank”).

WITNESSETH:

WHEREAS, Grantor (as successor to Amerigon Incorporated, a California corporation) is a party to the Credit Agreement dated as of November 14, 2002 (as amended or modified from time to time the “Credit Agreement”) between the Bank and Grantor;

WHEREAS, the Grantor owns certain Trademarks (as defined below) and Trademark Licenses (as defined below) listed on Schedule I attached hereto;

WHEREAS, the Grantor owns certain Patents (as defined below) and Patent Licenses (as defined below) listed on Schedule II attached hereto;

WHEREAS, it is a condition precedent to the obligation of the Bank to make credit advances to Grantor under the Credit Agreement that the Grantor shall have executed and delivered this Agreement to the Bank;

NOW, THEREFORE, in consideration of the premises and to induce the Bank to enter into the Credit Agreement and to make advances to Grantor thereunder and under the Note (as defined below), the Grantor hereby agrees with the Bank, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, capitalized terms defined in the Credit Agreement are used herein as defined therein. The following terms shall have the following meanings:

“Agreement”: this Patent and Trademark Security Agreement, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Borrower Patent and Trademark Collateral”: as defined in Section 2 of this Agreement.

“Code”: the Uniform Commercial Code as from time to time in effect in the State of Michigan.

“Event of Default”: any default or event of default described in Section 7 of the Credit Agreement and lapse of any applicable grace and/or cure periods.

“General Intangibles”: as defined in the Code, including, without limitation, all Patents and Trademarks now or hereafter owned by the Grantor to the extent such Patents and Trademarks would be included in General Intangibles under the Code.

“Lien”: any lien, security interest, pledge, encumbrance or other similar charge, whether voluntary or involuntary and however created.

“Note”: the collective reference to the notes issued pursuant to the Credit Agreement and any modifications, amendments, renewals or extensions thereof.

“Obligations”: the collective reference to the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Note and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Grantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Note, and, all other obligations and liabilities of the Grantor to the Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, including, without limitation, obligations and liabilities which may arise under, out of, or in connection with, the Credit Agreement, the Note, the Guaranty or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Bank).

“Patent License”: all United States license agreements with any other person in connection with any of the Patents or such other person’s patents, whether the Grantor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule II hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Patents”: all United States patents, patent applications including, without limitation, all patents and patent applications identified in Schedule II attached hereto and made a part hereof, and including without limitation (a) all inventions and improvements described and claimed therein, (b) the right to sue or otherwise recover for any and, all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (Patents and Patent Licenses being, collectively, the “Patent Collateral”).

“Trademark License”: all United States license agreements with any other person in connection with any of the Trademarks or such other person’s names or trademarks, whether the Grantor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule I hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Trademarks”: all trademarks, service marks, trademark and service mark registrations, and applications for trademark or service mark registrations (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and any renewals thereof, including, without limitation, each registration and application identified in Schedule I attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof) and (c) all rights corresponding thereto in the United States and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin (Trademarks and Trademark Licenses being, collectively, the “Trademark Collateral”).

(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Grantor hereby assigns, pledges and grants to the Bank a security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Borrower Patent and Trademark Collateral”):

(i)	all Trademarks;

(ii)	all Trademark Licenses;

(iii)	all Patents;

(iv)	all Patent Licenses;

(v)	all general intangibles connected with the use of or symbolized by the Trademarks and Patents; and

(vi)	to the extent not otherwise included, all proceeds and products of any and all of the foregoing;

Notwithstanding anything herein to the contrary, “Borrower Patent and Trademark Collateral” shall not include any general intangible that is the subject of ‘a written agreement which specifically prohibits assignment thereof or grant of a security interest therein but only to the extent of such prohibition, and only to the extent that the terms and provisions of such written agreement, document or instrument creating or evidencing such property or any rights relating thereto expressly prohibit the granting of a security interest therein or condition the granting of a security interest therein on the consent of a third party whose consent has not been obtained or would cause, or allow a third party to cause, forfeiture of such property upon the granting of a security interest therein or a breach under any written agreement relating thereto; provided, however, that immediately upon the effectiveness, lapse or termination of such provision, the Borrower Patent and: Trademark Collateral shall include, and Grantor shall be deemed to have granted a security interest in all such general intangibles as if such term had never been in effect.

3. Grantor Remains Liable: Limitations on Bank’s Obligations. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Borrower Patent and Trademark Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as: if this Agreement had not been executed, (b) the exercise by the Bank of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Borrower Patent and Trademark Collateral, and (c) the Bank shall not have any obligation or liability under the contracts and agreements included in the Borrower Patent and Trademark Collateral by reason of this Agreement, nor shall the Bank be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

4. Representations and Warranties. The Grantor represents and warrants: as follows:

(a) Title; No Other Liens. Except for the Liens granted to the Bank and the Permitted Liens under the Credit Agreement, the Grantor is (or, in the case of after-acquired

Borrower Patent and Trademark Collateral, will be) the sole, legal and beneficial owner of the entire right, title and interest in and to the Trademarks set forth on Schedule I hereto and the Patents set forth in Schedule II hereto free and clear of any and all Liens. No security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Borrower Patent and Trademark Collateral is on file or of record in any public office (including, without limitation, the United States Patent and Trademark Office) except such as may have been filed in favor of the Bank pursuant to this Agreement and Permitted Liens.

(b) Perfected First Priority Liens.

(i) This Agreement is effective to create, as collateral security for the Obligations, valid and enforceable Liens on the Borrower Patent and Trademark Collateral in favor of the Bank, subject to Permitted Liens.

(ii) Upon filing of the financing statements delivered to the Bank (and the recording of this Agreement in the United States Patent and Trademark Office), the Liens created pursuant to this Agreement will constitute valid and perfected Liens on the Borrower Patent and Trademark Collateral in favor of the Bank, which Liens, subject to Permitted Liens, will be prior to all other Liens on the Borrower Patent and Trademark Collateral, and which Liens are enforceable as such against all creditors of and purchasers (except to the extent that the recording of an assignment or other transfer of title to the Bank in the United States Patent and Trademark Office may be necessary for such enforceability) from the Grantor, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

(c) Consents. Except as disclosed in Schedule III attached hereto, no consent of any party (other than such Grantor) to any Patent License or Trademark License constituting Borrower Patent and Trademark Collateral is required, or purports to be required, to be obtained by or on behalf of such Grantor in connection with the execution, delivery and performance of this Agreement that has not been obtained. Each Patent License and Trademark License constituting Borrower Patent and Trademark Collateral is in full force and effect and constitutes a valid and legally enforceable obligation of the Grantor and (to the knowledge of the Grantor) each other party thereto except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization of, filing with or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Patent Licenses or Trademark Licenses by any party thereto other than those which have been duly obtained, made or performed and are in full force and effect. Neither the Grantor nor (to the knowledge of the Grantor) any other party to any Patent License or Trademark License constituting Borrower Patent and Trademark Collateral is in default in the performance or observance of any of the terms thereof, except for such defaults as would not reasonably be expected, in the aggregate, to have a material adverse effect on the value of the Borrower Patent and Trademark Collateral. The right, title and interest of the Grant r in, to and under each Patent License and Trademark License constituting Borrower Pant and Trademark Collateral are not subject to any material defense, offset, counterclaim or claim.

(d) Schedules I and II are Complete; All Filings Have Been Made. Set forth in Schedules I and II is a complete and accurate list of the Trademarks and Patents owned by the Grantor as of the date hereof. The Grantor has made all necessary filings and recordations to protect and maintain its interest in the Trademarks and Patents set forth in Schedules I and II, including, without limitation, all necessary filings and recordings, and payments of all maintenance fees, in the United States Patent and Trademark Office to the extent such Trademarks and Patents are material to the Grantor’s business. Set forth in Schedules I and II is a complete and accurate list of all of the material Trademark Licenses and Patent Licenses owned by the Grantor as of the date hereof.

(e) The Trademarks and Trademark Licenses are Subsisting; and Not Adjudged Invalid. As of the date hereof, each material trademark registration and trademark application of the Grantor set forth in Schedule I is subsisting as of the date hereof and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and, to the best of the Grantor’s knowledge, is valid, registrable and enforceable. As of the date hereof, each of the Trademark Licenses set forth in Schedule I is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part,, and, to the best of the Grantor’s knowledge, is valid and enforceable. As of the date hereof, the Grantor has notified the Bank in writing of all uses of any item of Trademark Collateral of which the Grantor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable, including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such Borrower Patent and Trademark Collateral.

(f) The Patent and Patent Licenses are Subsisting and Not Adjudged Invalid. As of the date hereof, each material Patent and patent application of the Grantor set forth in Schedule II is subsisting and has not been adjudged invalid, unpatentable or unenforceable, in whole or in part, and, to the best of the Grantor’s knowledge, is valid, patentable and enforceable. As of the date hereof, each of the material Patent Licenses set forth in Schedule II is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the best of the Grantor’s knowledge, is valid and enforceable. As of the date hereof, the Grantor has notified the Bank in writing of all uses of any item of Patent Collateral material to the Grantor’s business of which the Grantor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

(g) No Previous Assignments or Releases. Except as expressly permitted by the Credit Agreement and such as may have been filed in favor of Bank relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Borrower Patent and Trademark Collateral is on file in any filing or recording office.

(h) Proper Statutory Notice. The Grantor has marked its products with the trademark registration symbol the numbers of all appropriate patents, the common law trademark symbol or the designation “patent pending,” as the case may be, to the extent that it is reasonably and commercially practicable, in all material respects.

(i) No Knowledge of Claims Likely to Arise. After reasonably inquiry, Grantor is not aware of any pending or threatened claim by any third party that any of the Borrower Patent and Trademark Collateral owned, held or used by such Grantor is invalid or unenforceable.

(j) No Knowledge of Existing or Threatened Claims. No claim has been made and is continuing or, to the best of the Grantor’s knowledge, threatened that the use by the Grantor of any item of material Borrower Patent and Trademark Collateral is invalid or unenforceable or that the use by the Grantor of any material Borrower Patent and Trademark Collateral does or may violate the rights of any person. To the best of the Grantor’s knowledge, there is currently no infringement or unauthorized use of any item of material Borrower Patent and Trademark Collateral contained on Schedules I and II.

5. Covenants. The Grantor covenants and agrees with the Bank that, from and after the date of this Agreement until the payment in full of the Obligations:

(a) Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the written request of the Bank or the Grantor, as the case may be, and at the sole expense of the Grantor, the Grantor or the Bank, as the case may be, will promptly and duly execute and deliver such further instruments and documents and take such further action as the Bank or the Grantor may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Code in effect in any jurisdiction with respect to the Liens created hereby. The Grantor also hereby authorizes the Bank to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. A carbon, photostatic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. The Bank agrees to notify the Grantor and the Grantor agrees to notify the Bank of any financing or continuation statement filed by it pursuant to this Section 5(a), provided that any failure to give any such notice shall not affect the validity or effectiveness of any such filing.

(b) Indemnification and Expenses. The Grantor agrees to pay, and to save the Bank harmless from, any and all liabilities and reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay by the Grantor in complying with any material requirement of law applicable to any of the Borrower Patent and Trademark Collateral, or (ii) in connection with any of the transactions contemplated by this Agreement, provided that such indemnity shall not be available to the extent that such liabilities, costs and expenses resulted from the gross negligence or willful misconduct of the Bank. In any suit, proceeding or action brought by the Bank under any of the Borrower Patent and Trademark Collateral for any sum owing thereunder, or to enforce any of the Borrower Patent and Trademark Collateral, the Grantor will save, indemnify and keep the Bank harmless from and against all expense, loss or damage suffered by reason of any defense or counterclaim raised in any such suit, proceeding or action.

(c) Maintenance of Records. (i) The Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of the Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby. For the Bank’s further security, the Bank shall have a security interest in all of the Grantor’s books and records pertaining to the Borrower Patent and Trademark Collateral, and the Grantor shall permit the Bank or its representatives to review such books and records upon reasonable advance notice during normal business hours at the location where such books and records are kept and at the reasonable request of the Bank.

(d) Right of Inspection. Upon reasonable advance notice to the Grantor and at reasonable intervals, the Bank and its respective representatives shall have reasonable access during normal business hours to all the books, correspondence and records of the Grantor, and the Bank and its respective representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Bank, at the Grantor’s reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

(e) Compliance with Laws, etc. The Grantor will comply in all material respects with all requirements of law applicable to the Borrower Patent and Trademark, Collateral or any part thereof, except to the extent that the failure to so comply would not be reasonably expected to materially adversely affect in the aggregate the Bank’s rights, hereunder, the priority of its Liens on the Borrower Patent and Trademark Collateral or the value of the Borrower Patent and Trademark Collateral.

(f) Further Identification of Borrower Patent and Trademark Collateral: The Grantor will furnish to the Bank from time to time such statements and schedules further identifying and describing the Borrower Patent and Trademark Collateral, and such other reports in connection with the Borrower Patent and Trademark Collateral, as the Bank may reasonably request, all in reasonable detail.

(g) Security Interest in Any Newly Acquired Borrower Patent and Trademark Collateral. The Grantor agrees that should it obtain an ownership interest in any Trademark, Patent, Trademark License or Patent License which is not now a part of the Borrower Patent and Trademark Collateral, (i) the provisions of Section 2 shall automatically apply thereto, (ii) any such Trademark, Patent, Trademark License and Patent License shall automatically become part of the Borrower Patent and Trademark Collateral, and (iii) with respect to any ownership interest in any Trademark, Patent, Trademark License or Patent License that the Grantor should obtain which the Grantor reasonably deems is material to its business, it shall give notice thereof to the Bank in writing, in reasonable detail, within 30 days after acquiring such ownership interest. The Grantor authorizes the Bank to modify this Agreement by amending Schedules I and II (and will cooperate reasonably with the Bank in effecting any such amendment) to include on Schedule I any Trademark and Trademark License and on Schedule II any Patent or Patent License of which it receives notice under this Section.

(h) Maintenance of the Trademark Collateral. The Grantor agrees to take all necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to (i) maintain each trademark registration and each Trademark License identified on Schedule I hereto, and (ii) pursue each trademark application now or hereafter identified in Schedule I hereto, including, without limitation, the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of applications for renewal, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, and the participation in opposition, cancellation, infringement and misappropriation proceedings, except, in each case in which the Grantor has reasonably determined that any of the foregoing is not of material economic value to it. The Grantor agrees to take corresponding steps with respect to each new or acquired trademark registration, trademark application or any rights obtained under any Trademark License, in each case, which it is now or later becomes entitled, except in each case in which the Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by the Grantor.

(i) Maintenance of the Patent Collateral. The Grantor agrees to take all necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to (i) maintain each Patent and each Patent License identified on Schedule II hereto, and (ii) pursue each patent application, now or hereafter identified in Schedule II hereto, including, without limitation, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, infringement and misappropriation proceedings, except in each case in which the Grantor has reasonably determined that any of the foregoing is not of material economic value to it. The Grantor agrees to take corresponding steps with respect to each new or acquired Patent, patent application, or any rights obtained under any Patent License, in each case, which it is now or later becomes entitled, except in each case in which the Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by the Grantor.

(j) Grantor Shall Not Abandon any Borrower Patent and Trademark Collateral. The Grantor shall not abandon any trademark registration, Patent or any pending trademark or patent application, without the written consent of the Bank, unless the Grantor shall have previously determined that such use or the pursuit or maintenance of such trademark registration, Patent or pending trademark or patent application is not of material economic value to it, in which case, the Grantor will, at least annually, give notice of any such abandonment to the Bank in writing.

(k) Infringement of Any Borrower Patent and Trademark Collateral. In the event that the Grantor becomes aware that any item of the Borrower Patent and Trademark Collateral which the Grantor has reasonably determined to be material to its business is infringed or misappropriated by a third party, the Grantor shall promptly notify the Bank promptly and in writing, in reasonable detail, and shall take such actions as the Grantor or the Bank deems reasonably appropriate under the circumstances to protect such Borrower Patent and Trademark Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by the Grantor. The Grantor will advise the Bank promptly and in writing, in reasonable detail, of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any item of the Borrower Patent and Trademark Collateral.

(l) Limitation on Liens on Borrower Patent and Trademark Collateral. Except for the Permitted Liens, the Grantor will not create, incur or permit to exist, will defend the Borrower Patent and Trademark Collateral against, and will take such other action as is reasonably necessary to remove, any Lien or material adverse claim on or to any of the Borrower Patent and Trademark Collateral, other than the liens created by this Agreement, and will defend the right, title and interest of the Bank in and to any of the Borrower Patent and Trademark Collateral against the claims and demands of all persons whomsoever.

(m) Limitations on Dispositions of Borrower Patent and Trademark Collateral. Except as permitted pursuant to the Credit Agreement, the Grantor will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the, Borrower Patent and Trademark Collateral, or attempt, offer or contract to do so.

(n) Notices. The Grantor will advise the Bank promptly, in reasonable detail, (i) of any Lien (other than Liens created hereby) on, or material adverse claim asserted against, Patents or Trademarks and (ii) of the occurrence of any other event which would reasonably be expected in the aggregate to have a material adverse effect on the aggregate value of the Borrower Patent and Trademark Collateral or the Liens created hereunder.

6. Bank’s Appointment as Attorney-in-Fact.

(a) Powers. The Grantor hereby irrevocably constitutes and appoints the Bank, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Bank’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement;’. and, without limiting the generality of the foregoing, the Grantor hereby gives the Bank the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do the following at any time, and to the extent permitted by law:

(i) to execute and deliver any and all agreements, instruments, documents, and papers as the Bank may reasonably request to evidence the Bank’s security interest in any of the Borrower Patent and Trademark Collateral;

(ii) in the name of the Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any general intangible (to the extent that any of the foregoing constitute Borrower Patent and Trademark Collateral) or with respect to any other Borrower Patent and Trademark Collateral and to file any claim or to take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Bank for the purpose of collecting any and all such moneys due under any such General Intangible or with respect to any such other Borrower Patent and Trademark Collateral whenever payable;

(iii) to pay or discharge Liens placed on the Borrower Patent and Trademark Collateral, other than Liens permitted under this Agreement and the Permitted Liens; and

(iv) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Bank or as the Bank shall direct; (B) to ask for, or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any of the Borrower Patent and Trademark Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Borrower Patent and Trademark Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Borrower Patent and Trademark Collateral or any thereof and to enforce any other right in respect of any Borrower Patent and Trademark Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any of the Borrower Patent and Trademark Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Bank may deem appropriate; (G) subject to any pre-existing rights or licenses, to assign any Patent or Trademark constituting Borrower Patent and Trademark Collateral (along with the goodwill of the business to which any such Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Bank shall in its sole discretion determine; and (H) generally, to sell, transfer,, pledge and make any agreement with respect to or otherwise deal with any of the Borrower Patent and Trademark Collateral as fully and completely as though the Bank were the absolute owner thereof for all purposes, and to do, at the Bank’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which the Bank deems necessary to protect, preserve or realize upon the Borrower Patent and Trademark Collateral and the Bank’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until payment in full of the Obligations.

(b) Other Powers. The Grantor also authorizes the Bank, from time to time if an Event of Default shall have occurred and be continuing, to execute, in connection with any sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Borrower Patent and Trademark Collateral.

(c) No Duty on the Part of Bank. The powers conferred on the Bank hereunder are solely to protect the Bank’s interests in the Borrower Patent and Trademark Collateral and shall not impose any duty upon the Bank to exercise any such powers. The Bank shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7. Performance by Bank of Grantor’s Obligations. If the Grantor fails to perform or comply with any of its agreements contained herein and the Bank, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Bank incurred in connection with such performance or compliance, together with interest thereon at the rate provided in the Credit Agreement, shall be payable by the Grantor to the Bank on demand and shall constitute Obligations secured hereby.

8. Proceeds. It is agreed that if an Event of Default shall occur and be continuing;, (a) all proceeds of any Borrower Patent and Trademark Collateral received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Bank, segregated from other funds of the Grantor, and at the request of the Bank shall, forthwith upon receipt by the Grantor, be turned over to the Bank in the exact form received by the Grantor (duly indorsed by the Grantor to the Bank, if required by the Bank) and (b) any and all such proceeds received by the Bank (whether from the Grantor or otherwise) may, in the sole discretion of the Bank, be held by the Bank as collateral security for the Obligations (whether matured or unmatured) and/or then or at any time thereafter may be applied by the Bank against, the Obligations then due and owing. Any balance of such proceeds remaining after the payment in full of the Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive the same.

9. Remedies. If an Event of Default shall occur and be continuing, the Bank may exercise all rights and remedies of a secured party under the Code, and, to the extent permitted by law, all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations. Without limiting the generality of the foregoing, the Bank, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to bellow) to or upon the Grantor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived) may in such circumstances, to the extent permitted by law, forthwith collect, receive, appropriate and realize upon the Borrower Patent and Trademark Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Borrower Patent and Trademark Collateral or any part thereof (or contract to do any of the foregoing) in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Bank or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Bank shall have the right, to the extent permitted by law, upon any such sale or sales, to purchase the whole or any part of the Borrower Patent and Trademark Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived or released. The Grantor further agrees, at the Bank’s request, upon the occurrence and during the continuance of an Event of Default, to assemble the Borrower Patent and Trademark Collateral and make it available to the Bank at places which the Bank shall reasonably select, whether at the Grantor’s premises or elsewhere. In the event of any sale, assignment, or other disposition of any of the Borrower Patent and Trademark Collateral, the goodwill of the business connected with and symbolized by any Trademark Collateral subject to such disposition shall be included, and the Grantor shall supply to the Bank or its designee the Grantor’s know-how and expertise relating to the Borrower Patent and Trademark Collateral subject to such disposition, and the Grantor’s notebooks, studies, reports, records, documents and things embodying the same or relating to the inventions, processes or ideas covered by, and to the manufacture of any products under or in connection with, the Borrower Patent and Trademark Collateral subject to such disposition, and the Grantor’s customer’s lists, studies and surveys and other records and documents relating to the distribution, marketing, advertising and sale of products relating to the Borrower Patent and Trademark Collateral subject to such disposition. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Borrower Patent and Trademark Collateral or in any way relating to the Borrower Patent and Trademark Collateral or the rights of the Bank, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations then due and owing, and only after such application and after the payment by the Bank of any other amount required by any provision of law, need the Bank account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Bank arising out of the repossession, retention or sale of the Borrower Patent and Trademark Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of the Bank. If any notice of a proposed sale or other disposition of Borrower Patent and Trademark Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Grantor shall remain liable for any. deficiency if the proceeds of any sale or other disposition of the Borrower Patent and Trademark Collateral are insufficient to pay the then outstanding Obligations, including the reasonable fees and disbursements of any attorneys employed by the Bank to collect such deficiency.

10. Limitation on Duties Regarding Preservation of Borrower Patent and Trademark Collateral. The Bank’s sole duty with respect to the custody, safekeeping and physical preservation of the Borrower Patent and Trademark Collateral in its possession, shall be to deal with it in the same manner as the Bank deals with similar property for its own account. Neither the Bank nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Borrower Patent and Trademark Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Borrower Patent and Trademark Collateral upon the request of the Grantor or any other person.

11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Borrower Patent and Trademark Collateral are powers coupled with an interest and are irrevocable until payment in full of the Obligations.

12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

14. No Waiver; Cumulative Remedies. The Bank shall not by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have one any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

15. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Bank. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Bank and its successors and assigns, except that the Grantor may not assign, transfer or delegate; any of its rights or obligations under this Agreement without the prior written consent of the Bank.

16. Notices. All notices, requests and demands to or upon the respective parties hereto shall be made in accordance with the Credit Agreement.

17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MICHIGAN WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

18. Release of Collateral and Termination. At such time as the payment in full of the Obligations, the Borrower Patent and Trademark Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Bank hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Borrower Patent and Trademark Collateral shall revert to the Grantor.

19. Waiver of Jury Trial. The Grantor hereby waives any right to trial by jury in the event of litigation regarding the performance or enforcement of, or in any way related to, this Agreement.

IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered as of the date first above written.

AMERIGON INCORPORATED, a Michigan Corporation

By:	/s/ D. R. Coker
Title	: President & CEO

Schedule I

TRADEMARKS AND TRADEMARK LICENSES

U.S. Trademarks

TRADEMARKS

U.S. and Foreign Trademarks

Case Number	Trademark Name	Class	Country	Status	Application Number	Filing Date	Reg Number	Reg Date	Renewal Date
AMERGN.018T	CCS	11	US	Registered	75/478133	4/30/98	2376532	8/15/2000	8/15/2010

AMERGN.019T	CLIMATE CONTROL SEAT	11	US	Registered	75/478132	4/30/98	2495253	10/9/01	10/9/11

AMERGN.019WEU	CLIMATE CONTROL SEAT	11	EU	Registered	2412294	10/16/01	2412294	1/3/03	10/16/11

AMERGN.026T	AMERGN	9,11,12	US	Registered	75/496034	6/4/1998	2426039	2/06/01	2/6/11

AMERGN.039T	MTM	11	US	Registered	76/351700	12/21/01	2875275	8/17/04	8/17/2014

AMERGN.039WCA	MTM	11	CA	Published	1144250	6/18/02

AMERGN.039WCN	MTM	11	CN	Pending	3216134	6/19/02

AMERGN.039WEU	MTM	11	EU	Published	2738938	6/18/02

AMERGN.039WJP	MTM	11	JP	Registered	2002-51840	6/21/02	4634473	1/10/03	1/10/13

AMERGN.039WKR	MTM	11	KR	Registered	40200228824	6/21/02	0570527	1/2/04	1/2/14

AMERGN.039WMX	MTM	11	MX	Registered	553093	6/21/02	840976	7/9/04

AMERGN.040WCN	MICRO THERMAL MODULE	11	CN	Registered	3216133	6/19/02	3216133	10/14/03	10/13/13

Schedule II

PATENTS AND PATENT LICENSES

U.S. Patents

I.	PATENTS

I.	PATENTS IN THE APPLICATION PROCESS

PATENTS AND PATENT LICENSES

U.S. AND FOREIGN

I.	PATENTS

Case Number	Title of Invention	Country	Status	Application Number	File Number	Patient Number	Issue Date
AMERGN.001A	HIGH PERFORMANCE VEHICLE RADAR SYSTEM	US	Issued	09/027996	2/23/98	606958	5/30/00

AMERGN.001CP1	HIGH PERFORMANCE VEHICLE RADAR SYSTEM	US	Issued	09/106238	6/29/98	6380883	4/30/02

AMERGN.001CP2	HIGH PERFORMANCE VEHICLE RADAR SYSTEM	US	Issued	09/169679	10/9/98	6400308	6/4/02

AMERGN.001CP4	HIGH PERFORMANCE VEHICLE RADAR SYSTEM	US	Issued	09/253468	2/19/99	6232910	5/15/01

AMERGN.006A	VARIABLE TEMPERATURE SEAT	US	Issued	08/156562	11/22/93	5597200	1/28/97

AMERGN.006VDE	VARIABLE TEMPERATURE SEAT	DE	Issued	95902674.1	11/21/94	69428709.1	10/17/2001

AMERGN.006VEP	VARIABLE TEMPERATURE SEAT	EP	Issued	95902674.1	11/21/94	0730422

AMERGN.006VFR	VARIABLE TEMPERATURE SEAT	FR	Issued	95902674.1	11/21/94	0730422

AMERGN.006VGB	VARIABLE TEMPERATURE SEAT	GB	Issued	95902674.1	11/21/94	0730422	1/10/03

AMERGN.006VIN	VARIABLE TEMPERATURE SEAT	IN	Issued	926/DEL/95	5/23/95	191107	1/2/04

AMERGN.006VIT	VARIABLE TEMPERATURE SEAT	IT	Issued	95902674.1	11/21/94	0730422	7/9/04

AMERGN.006VSE	VARIABLE TEMPERATURE SEAT	SE	Issued	95902674.1	11/21/94	0730422	10/14/03

AMERGN.006VSG	VARIABLE TEMPERATURE SEAT	SG	Issued	9608326-6	11/21/94	46686	5/25/1999

AMERGN.007CP1	VARIABLE TEMPERATURE SEAT CLIMATE CONTROL SYSTEM	US	Issued	08/288459	8/10/94	5626021	5/6/1997

AMERGN.007QCN	VARIABLE TEMPERATURE SEAT CLIMATE CONTROL SYSTEM	CN	Issued	95194981.0	8/10/95	ZL95194981.0	3/31/2004

AMERGN.007QDE	VARIABLE TEMPERATURE SEAT CLIMATE CONTROL SYSTEM	DE	Issued	95928827.5	8/10/95	69523606.7	10/31/2001

AMERGN.007QEP	VARIABLE TEMPERATURE SEAT CLIMATE CONTROL SYSTEM	EP	Issued	95928827.5	8/10/95	0775284	10/31/2001

AMERGN.007QFR	VARIABLE TEMPERATURE SEAT CLIMATE CONTROL SYSTEM	FR	Issued	95928827.5	8/10/95	0775284	10/31/2001

AMERGN.007QGB	VARIABLE TEMPERATURE SEAT CLIMATE CONTROL SYSTEM	GB	Issued	95928827.5	8/10/95	0775284	10/31/2001

AMERGN.007QIT	VARIABLE TEMPERATURE SEAT CLIMATE CONTROL SYSTEM	IT	Issued	95928827.5	8/10/95	0775284	10/31/2001

AMERGN.007QKR	VARIABLE TEMPERATURE SEAT CLIMATE CONTROL SYSTEM	KR	Issued	97-700870	8/10/95	0372088	1/29/2003

AMERGN.007QSE	VARIABLE TEMPERATURE SEAT CLIMATE CONTROL SYSTEM	SE	Issued	9598827.5	8/10/95	0775284	10/31/2001

AMERGN.007RA	VARIABLE TEMPERATURE SEAT CLIMATE CONTROL SYSTEM	US	Issued	09/096226	6/11/98	RE38128	6/3/2003
AMERGN.007VDE	VARIABLE TEMPERATURE SEAT CLIMATE CONTROL SYSTEM	DE	Issued	95902641.0	11/17/94	69425156.9	7/5/2000

AMERGN.007VEP	VARIABLE TEMPERATURE SEAT CLIMATE CONTROL SYSTEM	EP	Issued	95902641.0	11/17/94	0730720	7/5/2000

AMERGN.007VFR	VARIABLE TEMPERATURE SEAT CLIMATE CONTROL SYSTEM	FR	Issued	95902641.0	11/17/94	0730720	7/5/2000

AMERGN.007VGB	VARIABLE TEMPERATURE SEAT CLIMATE CONTROL SYSTEM	GB	Issued	95902641.0	11/17/94	0730720	7/5/2000

AMERGN.007VIN	SYSTEM FOR CONTROLLING THE TEMPERATURE CLIMATE IN A VARIABLE TEMPERATURE OCCUPANT SEAT	IN	Issued	191193	5/23/95	191193	5/6/04

AMERGN.007VIT	VARIABLE TEMPERATURE SEAT CLIMATE CONTROL SYSTEM	IT	Issued	95902641.0	11/17/94	0730720	7/5/2000

AMERGN.007VSE	VARIABLE TEMPERATURE SEAT CLIMATE CONTROL SYSTEM	SE	Issued	95902641.0	11/17/94	0730720	7/5/2000

AMERGN.007VSG	VARIABLE TEMPERATURE SEAT CLIMATE CONTROL SYSTEM	SG	Issued	9608523-8	11/17/94	49265	3/20/2001

AMERGN.008DCP1	INERTIAL MASS SAFETY SYSTEM ACTIVATION OF A SEAT BELT RESTRAINT SYSTEM IN PERSONAL VEHICLES	US	Issued	08/171119	12/21/93	5518271	5/21/06

AMERGN.016A	THERMOELECTRIC HEAT EXCHANGER	US	Issued	09/076518	5/12/98	6119463	9/19/00

AMERGN.016C1	THERMOELECTRIC HEAT EXCHANGER	US	Issued	09/428018	10/27/99	6223539	5/1/01

AMERGN.016VCN	THERMOELECTRIC HEAT EXCHANGER	CN	Issued	99807732.1	5/12/99	ZL99807732	10/22/03

AMERGN.016VDE	SEAT WITH THERMOELECTRIC HEAT EXCHANGER	DE	Issued	99925590.4	5/12/99	1076797	5/12/2004

AMERGN.016VEP	SEAT WITH THERMOELECTRIC HEAT EXCHANGER	EP	Issued	99925590.4	5/12/99	1076797	5/12/2004

AMERGN.016VES	SEAT WITH THERMOELECTRIC HEAT EXCHANGER	ES	Issued	99925590.4	5/12/99	1076797	5/12/2004

AMERGN.016VFR	SEAT WITH THERMOELECTRIC HEAT EXCHANGER	FR	Issued	99925590.4	5/12/99	1076797	5/12/2004

AMERGN.016VGB	SEAT WITH THERMOELECTRIC HEAT EXCHANGER	GB	Issued	99925590.4	5/12/99	1076797	5/12/2004

AMERGN.016VIT	SEAT WITH THERMOELECTRIC HEAT EXCHANGER	IT	Issued	99925590.4	5/12/99	1076797	5/12/2004

AMERGN.037A	FLEXIBLE THERMOELECTRIC CIRCUIT	US	Issued	09/987804	11/5/01	6700052	3/2/2004

AMERGN.16C2CP1	THERMOELECTRIC HEAT EXCHANGER	US	Issued	09/971539	10/2/01	660866	8/19/2003

The company is a joint owner with Honda Motor Co. of two U.S. patents.

II.	APPLICATIONS

Case Number	Title of Invention	Country	Status	Application Number	Filing Number	Patient Number	Issue Date
AMERGN.001PEP	HIGH PERFORMANCE VEHICLE RADAR SYSTEM	EP	Pending	99914880.2	2/19/99

AMERGN.001PJP	HIGH PERFORMANCE VEHICLE RADAR SYSTEM	JP	Pending	2000-532738	2/19/99

AMERGN.001PKR	HIGH PERFORMANCE VEHICLE RADAR SYSTEM	KR	Pending	7009238/2000	2/19/99

AMERGN.006RA	VARIABLE TEMPERATURE SEAT	US	Pending	09/239054	1/27/99

AMERGN.006RAC2	VARIABLE TEMPERATURE SEAT	US	Pending	09/996439	11/28/01

AMERGN.006VJP	VARIABLE TEMPERATURE SEAT	JP	Pending	515205/1995	11/21/94

AMERGN.007QJP	VARIABLE TEMPERATURE CLIMATE CONTROL SYSTEM	JP	Pending	507540/1996	8/10/95

AMERGN.007QPH	VARIABLE TEMPERATURE CLIMATE CONTROL SYSTEM	PH	Pending	1/55550	2/12/97

AMERGN.007RAC2	VARIABLE TEMPERATURE CLIMATE CONTROL SYSTEM	US	Pending	10/264348	10/3/02

AMERGN.007VJP	VARIABLE TEMPERATURE CLIMATE CONTROL SYSTEM	JP	Pending	515171/1995	11/17/94

AMERGN.011VIN	A HEAT TRANSFER APPARATUS (AMENDED PER FA FAX OF 1/29/04)	IN	Published	193986	11/15/95

AMERGN.016VJP	THERMOELECTRIC HEAT EXCHANGER		Pending	2000-548669	5/12/99

AMERGN.016VR1EP	THERMOELECTRIC HEAT EXCHANGER		Published	04006634.2	5/12/99

AMERGN.048A	CLIMATE CONTROLLED SEAT		Pending	10/853779	5/12/99

AMERGN.053A	APPARATUS FOR PROVIDING FLUID THROUGH A VEHICLE SEAT		Pending	10/973947	10/25/04

AMERGN.054A	CONTROL SYSTEM FOR THERMAL MODULE IN VEHICLE		Pending	11/047077	1/31/05

AMERGN.054PR	CONTROL SYSTEM FOR THERMAL MODULE IN VEHICLE		Pending	60/637725	12/20/04

AMERGN.16CCPC1	THERMOELECTRIC HEAT EXCHANGER		Published	10/608807	6/27/03

The Company is a joint owner with Honda Motor Co. of one Japanese patent and four Japanese patent applications.

Schedule III

CONSENTS

Consents